Exhibit 99.1

TURTLE BEACH REPORTS STRONG SELECTED PRELIMINARY
THIRD QUARTER 2018 RESULTS

- Solid Industry Growth and Market Share Gains Drive Sales and Profits to Levels Significantly
Above Prior Guidance -

San Diego, CA - October 11, 2018 - Turtle Beach Corporation (Nasdaq: HEAR), a leading gaming headset and audio accessory company, is providing selected preliminary results for the third quarter ended September 30, 2018.

Based on preliminary unaudited information, Turtle Beach expects to report third quarter 2018 net revenue ranging between $73 and $74 million (prior guidance of approximately $65 million), up 103%-106% compared to $36.0 million in the third quarter of 2017.

Net income in the third quarter of 2018 is expected to range between $0.74 and $0.78 per share (prior guidance of approximately $0.44 per share), an improvement over the $(0.04) per share reported in the third quarter of 2017. This assumes 16.2 million weighted average shares outstanding during the third quarter. Actual EPS could be higher by as much as $0.10 depending upon final determination of certain tax treatments for the quarter.

The Company expects adjusted EBITDA in the third quarter of 2018 to be approximately $17 million (prior guidance of approximately $11 million), more than five-fold the $3.3 million reported in the third quarter of 2017.

The Company plans to update its fourth quarter and full year outlook on the third quarter 2018 earnings call but expects the full year outlook to increase by at least the amount by which the third quarter revenue and adjusted EBITDA exceeded the Company’s prior guidance.

“The momentum we built in the first half of the year continued through the third quarter, further extending our record financial results,” said Juergen Stark, CEO, Turtle Beach Corporation. “The strong increase in demand for gaming headsets that occurred with the rise of the ‘battle royale’ genre has continued, drawing new gamers into the market, leading veteran gamers to upgrade their gear, and increasing the overall usage rate and installed base of gaming headsets. Exciting launches such as Call of Duty: Black Ops 4 and Red Dead Redemption 2, coming this month, should provide another set of high headset usage games.

“And given the fact that our surveys show gamers, on average, replace their headsets every 20 to 24 months, which we believe was driving the majority of the core headset market prior to the battle royale phenomenon, we anticipate that the increase in gaming headset users will be reflected in the market size going forward. We also expect to have once-again outpaced the overall market based on increased year-over-year share in Q3, further adding to our revenue and profit.

“Our product portfolio of great headsets for every level of gamer continues to perform well across the board. According to NPD, year-to-date through August, Turtle Beach sold more console video gaming headsets than any other competitor in any other calendar year since 2006. We expect our strong results to enable us to further reduce debt over time and fuel various long-term growth investments, which we will address on our upcoming third quarter call.”

Important Note on Third Quarter 2018 Preliminary Estimates:
The financial information included herein for the third quarter of 2018 are preliminary, unaudited estimates and may change materially, including as a result of the finalization of financial statements for the Company’s third quarter ended September 30, 2018, review of inventory levels that could require additional reserves, review of sales-related reserves, completion of review procedures performed by the Company’s independent registered public accounting firm, and other factors and adjustments related to the Company’s financial reporting process. The preceding estimates are based on the Company’s internal estimates and information available as of the date hereof. There can be no assurance that our final results for the quarter will not differ from these estimates and that such changes will not be material; accordingly, these statements should not be viewed or relied upon as a substitute for complete financial statements to be prepared in accordance with generally accepted accounting principles (GAAP) and filed with the Securities and Exchange Commission or as a measure of our actual performance. The Company’s final results for the third quarter of 2018 are expected to be released in early November.

The Company has included in this release of preliminary results adjusted EBITDA, which the Securities and Exchange Commission defines as a “non-GAAP financial measure.” Management believes that adjusted EBITDA, when read in conjuction with the Company’s GAAP financial measures, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock- based compensation (non-cash), and certain special items that we believe are not representative of core operations. See a reconciliation of preliminary GAAP Net Income to adjusted EBITDA included in Table 1 below for the three months ended September 30, 2018.

About Turtle Beach Corporation
Turtle Beach (www.turtlebeach.com) is a leading gaming accessory brand, offering a wide selection of cutting-edge, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, crystal-clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that make Turtle Beach a fan-favorite brand for gamers the world over. Designed for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, owning a Turtle Beach gaming headset gives you the competitive advantage. Hear Everything. Defeat Everyone.™ The company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. All statements in this release, except for historical information, constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “will”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, the risk that changes to these preliminary results will be required as a result of completing the financial reporting closing process and financial audit, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the Company’s continued listing on the Nasdaq, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as well as any subsequent filings with the Securities and Exchange Commission.

We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

All trademarks are the property of their respective owners.

For Investor Information, Contact:	For Media Information, Contact:
Cody Slach	MacLean Marshall
Investor Relations	Sr. Director - Brand & PR/Communications
Liolios	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@liolios.com	maclean.marshall@turtlebeach.com

Turtle Beach Corporation
Reconciliation of GAAP and Non-GAAP Measures
(in millions)
(unaudited)
Table 1.

	September 30, 2018
Net Income (Loss)	Preliminary Results	Potential Upside
GAAP Net Income (Loss)	$12.3	$14.0

Interest expense	1.1	1.1
Depreciation and amortization	0.8	0.8
Stock-based compensation	0.6	0.6
Income tax expense	2.2	0.5
Adjusted EBITDA	$17.0	$17.0